Exhibit 15(d)


                   [Letterhead of Heitman Securities Trust]



                        SHAREHOLDER SERVICING AGREEMENT
                       FOR OMNIBUS ACCOUNT ARRANGEMENTS



                                                       Chicago, Illinois

Ladies and Gentlemen:

     We are hereby inviting you, subject to the terms and conditions set forth below, to serve as the as the agent for your customers ("Customers") for purposes of performing certain administrative functions in connection with purchases and redemptions of Advisor Class shares of beneficial interest ("Shares") of Heitman Securities Trust (the "Trust") from time to time upon the order and for the account of Customers, and to provide related services to your Customers in connection with their investments in the Trust. Each series of the Trust for which you serve as servicing agent pursuant to this Agreement is hereafter referred to as a "Fund."

     1. APPOINTMENT. You hereby agree to perform certain services for Customers as hereinafter set forth. Your appointment hereunder is non-exclusive, and the parties recognize and agree that, from time to time, the Trust may enter into other shareholder servicing agreements with other financial institutions.

     2. SERVICES TO BE PERFORMED. You shall be responsible for performing shareholder account administrative and servicing functions, which shall include, without limitation, one or more of the following activities:
(a) answering Customer inquiries regarding account status and history, the manner in which purchases and redemptions of the Shares may be effected, and certain other matters pertaining to the Trust; (b) assisting Customers in designating and changing dividend options, account designations and addresses;
(c) providing necessary personnel and facilities to establish and maintain certain shareholder accounts and records, as requested from time to time by the Trust, including complete subaccounting records regarding Shares beneficially owned by Customers; (d) assisting in processing purchase and redemption transactions; (e) arranging for the wiring of funds;
(f) transmitting and receiving funds in connection with Customer orders to purchase or redeem Shares; (g) verifying and guaranteeing Customer signatures in connection with redemption orders, transfers among and changes in Customer-designated accounts; (h) providing periodic statements showing a Customer's account balances and, to the extent practicable, integration of such information with other client transactions otherwise effected with or through you; (i) furnishing (either separately or on an integrated basis with other reports sent to a Customer by you) monthly and annual statements and confirmations of all purchases and redemptions of Shares in a Customer's account; (j) transmitting proxy statements, annual reports, prospectuses and other communications from the Trust to Customers; (k) receiving, tabulating and transmitting to the Trust proxies executed by Customers with respect to annual and special meetings of shareholders of the Trust; (l) aggregating and processing Customer purchase and redemption requests for Shares and placing net purchase and redemption orders with the Trust's transfer agent ("Transfer

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
Agent") in the manner described in section 4 hereof; and (m) providing such other related services as the Trust or a Customer may reasonably request. You shall provide all personnel and facilities necessary in order for you to perform one or more of the functions described in this paragraph with respect to your Customers. You shall exercise reasonable care in performing all such services and shall be liable for any failure to exercise such reasonable care.

     3.   FEES.

[ALTERNATIVE 1:

          3.1. FEES FROM THE TRUST. In consideration for the services described in section 2 hereof and the incurring of expenses in connection therewith, you shall receive fees at an annual rate of 0.25% of the average daily value of all Shares owned by or for all Customers with whom you maintain a servicing relationship, such fee to be paid in arrears at the end of each calendar quarter.

          3.2. Fees from Customers. It is agreed that you may impose certain conditions on Customers, in addition to or different from those imposed by the Trust, such as requiring a minimum initial investment or charging Customers direct fees for the same or similar services as are provided hereunder by you (which fees may either relate specifically to your services with respect to the Trust or generally cover services not limited to those with respect to the Trust). You shall bill Customers directly for such fees. In the event you charge Customers such fees, you shall make appropriate prior written disclosure (such disclosure to be in accordance with all applicable laws) to Customers both of any direct fees charged to the Customer and of the fees received or to be received by you from the Trust pursuant to section 3.1 of this Agreement. It is understood, however, that in no event shall you have recourse or access to the account of any shareholder of the Trust except to the extent expressly authorized by law or by the Trust or by such shareholder for payment of any direct fees referred to in this section 3.2.]

[ALTERNATIVE 2:
          3.1. FEES FROM THE TRUST. In consideration for the services described in Section 2 hereof and the incurring of expenses in connection therewith, you shall receive (i) fees at an annual rate of 0.25% of the average daily value of all Shares owned by or for all Customers with whom you maintain a servicing relationship (the "Base Fee") plus (ii) an amount equal to 0.10% (per annum) of the average daily value of all Shares owned by or for all Customers with whom you maintain a servicing relationship (the "Additional Fee" and, together with the Base Fee, the "Total Fee"). The Total Fee shall be paid in arrears at the end of each calendar quarter.

          3.2. FEES TO BE PAID BY THE TRUST. The Trust shall be obligated to pay the Base Fee plus an amount equal to the lesser of (i) the Additional Fee and (ii) an amount equal to the fees that would have been charged by the Trust's transfer agent with respect to the Shares owned by or for all Customers with whom you maintain a servicing relationship had such shares been held in accounts for which the Trust's transfer agent acted as transfer agent.

          3.3. FEES TO BE PAID BY ACG CAPITAL CORPORATION. At all times during the term of the Agreement and after the termination of the Agreement, ACG Capital Corporation shall be responsible for payment of the Total Fee less any amounts payable by the Trust pursuant to Section 3.2 hereof.
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
          3.4.    FEES  FROM  CUSTOMERS.  It is agreed  that  you  may  impose certain conditions on Customers, in addition to or different from those imposed by the Trust, such as requiring a minimum initial investment or charging Customers direct fees for the same or similar services as are provided hereunder by you (which fees may either relate specifically to your services with respect to the Trust or generally cover services not limited to those with respect to the Trust). You shall bill Customers directly for such fees. In the event you charge Customers such fees, you shall make appropriate prior written disclosure (such disclosure to be in accordance with all applicable laws) to Customers both of any direct fees charged to the Customer and of the fees received or to be received by you from the Trust or ACG Capital Corporation pursuant to section 3.2 or 3.3 of this Agreement, respectively. It is understood, however, that in no event shall you have recourse or access to the account of any shareholder of the Trust except to the extent expressly authorized by law or by the Trust or by such shareholder for payment of any direct fees referred to in this section 3.4.]

     4.   PURCHASE AND REDEMPTION ORDERS.

          4.1. OMNIBUS ACCOUNTS. It is agreed that you will open with the Transfer Agent a minimum of two omnibus accounts per Fund: capital gains and dividend distributions payable with respect to Shares held in one account shall be paid in cash, and capital gains and dividend distributions payable with respect to Shares held in another account shall be paid in additional Shares of the Fund.

          4.2. AGGREGATION OF ORDERS. For each business day on which any Customer places with you a purchase or redemption order for Shares of a Fund, you shall aggregate all such purchase orders and aggregate all such redemption orders and communicate to Transfer Agent, by facsimile or, where feasible, by direct or indirect systems access, an aggregate purchase order and an aggregate redemption order for each omnibus account. To be effective on the date received, all orders must be received by Transfer Agent in accordance with the terms set forth in the current prospectus and statement of additional information for the Trust.

          4.3. NOTIFICATION OF NET ASSET VALUE. After 4:00 p.m. Eastern Time and prior to ___ p.m. Eastern Time on each business day, the Trust shall notify you of the net asset value per share of each Share of each Fund for that business day.

          4.4. PAYMENT OF REDEMPTION PROCEEDS. In the case of a redemption order, federal funds, in the amount of the redemption order shall be wired by
[DATE/TIME]       to you at __________.  Each party shall bear the cost of any wire transfer that it sends.

          4.5. NET ASSET VALUE ADJUSTMENTS. In the event adjustments are required to correct any error in the computation of the net asset value or public offering price of Fund Shares, the Trust shall notify you prior to making any adjustments and describe the need for such adjustments (including the date of the error, the incorrect price and the correct price). In such case, an appropriate adjustment shall be made to the relevant omnibus account(s) and you shall make corresponding adjustments to the accounts of your Customers. If as a result of such error Customers have received accounts in excess of the amounts to which they otherwise would have been entitled prior to an adjustment, at the request of the Trust you will make a good faith effort to collect such excess amounts from such Customers.
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
          4.6. SUSPENSION OF SALES OR REDEMPTIONS. The Trust may cease offering Shares at any time, and in its sole discretion may refuse any purchase order. Further, the Trust shall not be required to accept orders for redemption of Shares of a Fund under this section 4 if the Trust has suspended redemptions with respect to such Fund in accordance with section 22(e) of the Investment Company Act of 1940, as amended (the "1940 Act").

          4.7.    DEFINITION.   For the purposes of this Agreement,  "business
day" shall mean each day that the New York Stock Exchange is open for business.

     5. DIVIDENDS AND CAPITAL GAINS DISTRIBUTIONS. As to each Fund, as soon as practicable after the announcement of a distribution, you shall be notified of the ex-date, record date, payable date, distribution rate per Share, record date Share balances and cash and reinvestment payment amounts. On the payable date, the Trust shall wire the cash distribution from the appropriate Fund to you at _______________________________ For annual tax reporting purposes, the Trust shall inform you of the portion of distributions that include any of the following: foreign source income, tax exempt income by state of origin, or return of capital.

     6.   PREPARATION AND DISTRIBUTION OF WRITTEN MATERIALS.

          6.1. PROSPECTUSES AND STATEMENTS OF ADDITIONAL INFORMATION. The Trust shall provide you with such number of copies of each Fund's prospectus and statement of additional information ("SAI") relating to the Shares as is necessary for delivery to Customers in connection with the purchase of Shares, and you shall be responsible for making timely delivery of Prospectuses and SAIs to Customers in compliance with applicable law. As soon as practicable following the filing under the Securities Act of 1933, as amended, of a definitive prospectus or SAI of any Fund or a supplement to the prospectus of SAI of any Fund, the Trust shall provide copies of the prospectus and SAI of each Fund affected by the amendment or a copy of such supplement. You shall not be responsible for the preparing or filing with any governmental authority any registration statement, prospectus, SAI or supplement for the Trust or any Fund. However, upon request by the Trust or any of the Trust's service providers, you shall timely provide information necessary for the Trust or any of the Trust's service providers to: (i) prepare and file any of the written materials mentioned in this section 6 or (ii) otherwise comply with applicable law regarding the Trust.

          6.2. FORWARDING OF STATEMENTS AND REPORTS. You shall timely provide copies of the following materials to Customers: proxy statements, annual reports and semi-annual reports. At no expense to you, the Trust shall provide you with as many copies of such materials as you may reasonably request. Such materials shall be sent to you at the following address:
_______________.

     7. COMPLIANCE WITH BLUE SKY LAWS. You will only place purchase orders for Shares of a Fund on behalf of Customers whose addresses recorded on your books are in jurisdictions in which the Trust has notified you in writing that the Shares of the Fund are registered or qualified for sale under applicable law. You shall immediately cease offering Shares of a Fund in any jurisdiction where the Trust notifies you in writing that the Fund's registration or qualification has terminated or if the Trust otherwise wishes you to cease offering Shares of such Fund in such jurisdiction. You shall furnish the Trust or its designee with monthly written statements of the number of Shares of each Fund purchased on behalf of Customers resident in each jurisdiction.

     8. CAPACITY AND AUTHORITY TO ACT. You and your officers, employees and agents are not authorized to make any representations concerning the Trust or the Shares to Customers or prospective Customers, excepting only accurate communication of factual information contained in the then-current prospectus and statement of additional information or such other communications as may be expressly authorized by the Trust. In performing your services under this Agreement, you shall act as agent for the Customer and shall have no authority to act as agent for the Trust. Upon request by the Trust, you shall provide the Trust with copies of any materials which are generally circulated by you to your Customers or prospective Customers.

     9. USE OF THE AGENT'S NAME. The Trust shall not use your name in any prospectus, sales literature or other material relating to the Trust in a manner not approved by you prior thereto in writing; PROVIDED, HOWEVER, that your approval shall not be required for any use of its name which merely refers accurately to your appointment hereunder or which is required by the Securities and Exchange Commission or any state securities authority or any other appropriate regulatory, governmental or judicial authority; PROVIDED, FURTHER, that in no event shall such approval be unreasonably withheld or delayed.

     10. USE OF THE TRUST'S NAME. You shall not use the name of the Trust (other than for internal use in connection with performing its duties under this agreement) in a manner not approved by the Trust prior thereto in writing; PROVIDED, HOWEVER, that the approval of the Trust shall not be required for the use of the Trust's name in connection with communications permitted by section 4 hereof or for any use of the Trust's name which merely refers accurately to your role hereunder or which is required by the Securities and Exchange Commission or any state securities authority or any other appropriate regulatory, governmental or judicial authority; PROVIDED, FURTHER, that in no event shall such approval be unreasonably withheld or delayed.

     11. SECURITY. You represent and warrant that, to the best of your knowledge, the various procedures and systems which you have implemented (including provision for twenty-four hours a day restricted access) with regard to safeguarding from loss or damage attributable to fire, theft or any other cause the Trust's records and other data and your records, data, equipment, facilities and other property used in the performance of your obligations hereunder are adequate and that you will make such changes therein from time to time as in its judgment are required for the secure performance of your obligations hereunder. The parties shall review such systems and procedures on a periodic basis, and the Trust may from time to time specify the types of records and other data of the Trust to be safeguarded in accordance with this section 11.

     12. COMPLIANCE WITH LAWS; ETC. You shall comply with all applicable federal and state laws and regulations, including securities laws. You hereby agree to maintain all records required by law relating to transactions on the Shares, and upon our request, or of the Trust, promptly make such of these records available to us or the Trust's administrator as are requested. In addition, you hereby agree to establish appropriate procedures and reporting forms and/or mechanisms and schedules in conjunction with us and the Trust's administrator, to enable the Trust to identify the location, type of, and sales to all accounts opened and maintained by your customers or by you on behalf of your customers. You represent and warrant to the Trust that the performance of all its obligations hereunder will comply with all applicable laws and regulations, the provisions of your charter documents and by-laws and all material contractual obligations binding upon you. You furthermore undertakes that you will promptly inform the Trust of any change in applicable laws or regulations (or interpretations thereof) or in your charter or by-laws or material contracts which would prevent or impair full performance of any of your obligations hereunder.

     13. REPORTS. To the extent requested by the Trust from time to time, you agree that you will provide the Trust with a written report of the amounts expended by you pursuant to this Agreement and the purposes for which such expenditures were made. Such written reports shall be in a form satisfactory to the Trust and shall supply all information necessary for the Trust to discharge its responsibilities under applicable laws and regulations.

     14.  RECORD KEEPING.

          14.1. SECTION 31(A), ETC. You shall maintain records in a form acceptable to the Trust and in compliance with applicable laws and the rules and regulations of the Securities and Exchange Commission, including but not limited to the record-keeping requirements of section 31(a) of the 1940 Act, and the rules thereunder. Such records shall be deemed to be the property of the Trust and will be made available, at the Trust's reasonable request, for inspection and use by the Trust, representatives of the Trust and governmental authorities. You agree that, for so long as you retain any records of the Trust, you will meet all reporting requirements pursuant to the 1940 Act with respect to such records.

          14.2. TRANSFER OF CUSTOMER DATA. In the event this Agreement is terminated or a successor to you are appointed, you shall, at the expense of the Trust, transfer to such designee as the Trust may direct a certified list of the shareholders of the Trust serviced by you (with name, address and tax identification or Social Security number), a complete record of the account of each such shareholder and the status thereof, and all other relevant books, records, correspondence and other data established or maintained by you under this Agreement. In the event this Agreement is terminated, you will use your best efforts to cooperate in the orderly transfer of such duties and responsibilities, including assistance in the establishment of books, records and other data by the successor.

          14.3. SURVIVAL OF RECORD KEEPING OBLIGATIONS. The record keeping obligations imposed in this section 14 shall survive the termination of this Agreement.

     15. FORCE MAJEURE. You shall not be liable or responsible for delays or errors by reason of circumstances beyond its control, including, but not limited to, acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdown, flood or catastrophe, Acts of God, insurrection, war, riots or failure of communication or power supply.

     16.  INDEMNIFICATION.

          16.1. INDEMNIFICATION OF THE AGENT. The Trust shall indemnify and hold you harmless from and against any and all losses, claims, damages, liabilities and expenses incurred by you and resulting from any claim, demand, action or suit (collectively, "Claims") brought against you and arising out of or in connection with the performance of your obligations hereunder, other than any Claim resulting from (i) the bad faith or negligence of you, your officers, employees or agents, or (ii) any breach of your obligation under this Agreement or applicable law by you, your officers, employees or agents, or (iii) any false or misleading statement contained in any communication by you to any Customer or prospective Customer not prepared by or expressly authorized by the Trust for your use.

     In any case in which the Trust may be asked to indemnify or hold you harmless, the Trust shall be advised of all pertinent facts concerning the situation in question and you shall use reasonable care to identify and notify the Trust promptly concerning any situation which presents or appears likely to present a claim for indemnification against the Trust. The Trust shall have the option to defend you against any Claim which may be the subject of indemnification hereunder. In the event that the Trust elects to defend against such claim the defense shall be conducted by counsel chosen by the
Trust and satisfactory to you. You may retain additional counsel at its expense. Except with the prior written consent of the Trust, you shall not confess any Claim or make any compromise in any case in which the Trust will be asked to indemnify you.

          16.2. INDEMNIFICATION OF THE TRUST. You shall indemnify and hold the Trust harmless from and against any and all losses, claims, damages, liabilities and expenses incurred by the Trust and resulting from any Claim brought against the Trust and resulting from (i) the bad faith or negligence of you, your officers, employees or agents, or (ii) any breach of your obligations under this Agreement or applicable law by you, your officers, employees or agents, or (iii) any false or misleading statement contained in any communication by you to any Customer or prospective Customer not prepared by or expressly authorized by the Trust for your use.

     In any case in which you may be asked to indemnify or hold the Trust harmless, you shall be advised of all pertinent facts concerning the situation in question and the Trust shall use reasonable care to identify and notify you promptly concerning any situation which presents or appears likely to present a claim for indemnification against you. You shall have the option to defend the Trust against any Claim which may be the subject of indemnification hereunder. In the event that you elect to defend against such Claim, the defense shall be conducted by counsel chosen by you and satisfactory to the Trust. The Trust may retain additional counsel at its expense. Except with the prior written consent of the agent, the Trust shall not confess any Claim or make any compromise in any case in which you will be asked to indemnify the Trust.

          16.3. SURVIVAL OF INDEMNITIES. The indemnities granted by the parties in this section 16 shall survive the termination of this Agreement.

     17. INSURANCE. You shall maintain reasonable insurance coverage against any and all liabilities which may arise in connection with the performance of its duties hereunder. You shall provide information with respect to the extent of such coverage upon our request.

     18. NOTICES. All notices or other communications hereunder to either party shall be in writing and shall be deemed sufficient if mailed to such party at the address of such party set forth in this Agreement or at such other address as such party may have designated by written notice to the other.

     19. FURTHER ASSURANCES. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

     20. TERMINATION. This Agreement may be terminated by the Trust, without the payment of any penalty, at any time upon not more than 60 days' nor less than 30 days' notice to you, by a vote of a majority of the Board of Trustees of the Trust who are not "interested persons" of the Trust (as defined in the 1940 Act) and have no direct or indirect financial interest in the operation of the Trust's Shareholder Servicing Plan (the "Plan"), this Agreement or any other agreement related to such Plan or by "a vote of a majority of the outstanding voting securities" (as defined in the 1940 Act) of the Trust. You may terminate this Agreement upon not more than 60 days' nor less than 30 days' notice to the Trust. Notwithstanding anything herein to the contrary, this Agreement may not be assigned and shall terminate automatically without notice to either party upon any assignment. [TO BE USED WITH ALTERNATIVE 1:
Upon termination hereof, the Trust shall pay such compensation as may be due you as of the date of such termination.] [TO BE USED WITH ALTERNATIVE 2:
Upon termination hereof, ACG Capital Corporation shall continue to pay you the compensation contemplated hereby, and you shall continue to render the services contemplated hereby, in respect of Shares held by you as of the date of termination for so long as such Shares are held and the Trust shall have no obligation to pay any compensation to you with respect to such Shares.]

     21. CHANGES; AMENDMENTS. This Agreement may be changed or amended only by written instrument signed by both parties.

     22. LIMITATION OF LIABILITY. The First Amended and Restated Master Trust Agreement dated February 28, 1995, as amended from time to time, establishing the Trust, which is hereby referred to and a copy of which is on file with the Secretary of The Commonwealth of Massachusetts, provides that the name of the Trust means the Trustees from time to time serving (as
Trustees but not personally) under said Master Trust Agreement. It is expressly acknowledged and agreed that the obligations of the Trust hereunder shall not be binding upon any of the shareholders, Trustees, officers, employees or agents of the Trust, personally, but shall bind only the trust property of the Trust, as provided in its Master Trust Agreement. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust and signed by an officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in its Master Trust Agreement.

     23. MISCELLANEOUS. This Agreement shall be construed and enforced in accordance with and governed by the laws of The Commonwealth of Massachusetts without giving effect to the conflicts of laws provisions thereof. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. This Agreement has been executed on behalf of the Trust by the undersigned not individually, but in the capacity indicated.
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
This Agreement shall be effective when accepted by you below.

     Please confirm your agreement hereto by signing and returning the enclosed counterpart of this Agreement at once to: Heitman Securities Trust, 180 North LaSalle Street, Suite 3600, Chicago, Illinois 60611, Attention:
President. Upon receipt thereof, this Agreement and such signed duplicate copy will evidence the agreement between us.

                                   HEITMAN SECURITIES TRUST


                                   By: /s/____________________
                                     NAME:
                                     TITLE:


                                   ATTEST:


ACCEPTED:

[                            ]
         (Shareholder Servicing Agent)


By: /s/
  NAME:
  TITLE:


ATTEST:

_______________________________________

_______________________________________

_______________________________________
(ADDRESS TO WHICH ALL COMMUNICATIONS ARE
TO BE SENT)


Dated:___________________________


 [TO BE USED WITH ALTERNATIVE 2:
ACKNOWLEDGED AND AGREED, SOLELY
WITH RESPECT TO SECTION 3.3 AND THE
LAST SENTENCE OF SECTION 20 HEREOF, BY:

ACG CAPITAL CORPORATION



By:/s/________________________
  NAME:
  TITLE:                     ]


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